SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2011

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Woodway Drive, Suite 200-E
Houston, Texas  77056
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective December 15, 2011, Integrated Electrical Services, Inc., a Delaware corporation (the “Company” or “we”), and its subsidiaries and Bank of America, N.A. (“Bank of America”) and Wells Fargo Capital Finance, LLC (“Wells Fargo Capital”) entered into an amendment (the “Amendment”) to that certain Loan and Security Agreement, dated as of May 12, 2006 (as amended, the “Agreement”), between the Company and its subsidiaries and Bank of America, Wells Fargo and The Cit Group/Business Credit, Inc.

Pursuant to the Amendment, the size of the revolving credit facility was reduced from $60.0 million to $40.0 million and the maturity date of the Agreement was extended from May 12, 2012 to November 12, 2012.  In connection with the Amendment, we were required to cash collateralize all of our letters of credit issued by the banks. The cash collateral is added to the borrowing base calculation at 100% throughout the term of the Agreement.

Under the Agreement, we continue to be required to maintain a fixed charge coverage ratio of not less than 1.0:1.0 at any time that our aggregate amount of unrestricted cash on hand plus availability is less than $25.0 million and, thereafter, until such time as our aggregate amount of unrestricted cash on hand plus availability has been at least $25.0 million for a period of 60 consecutive days.  Pursuant to the Amendment, if there are any loans outstanding on or after the April 30, 2012, the Company’s EBITDA for the period from October 2011 through March 2012, may not exceed negative $2.5 million, and we will be required to have a cumulative fixed charge coverage ratio of at least 1.0:1.0 at all times beginning April 1, 2012 to maintain any borrowings under the Agreement.  The measurement period for this additional test for borrowings begins with the monthly operating results for April 2012 and adds the monthly operating results for each month thereafter to determine the cumulative test during such time as revolving loans are outstanding.  Failure to meet this performance test will result in an immediate event of default under the Agreement.  The Amendment also calls for cost of borrowings of 4.0% over LIBOR per annum.  Cost for letters of credit are the same as borrowings and also include a 25 basis point “fronting fee.”  All other terms and conditions remain unchanged.

While we did not incur termination charges in connection with the Amendment, we did incur an amendment fee of $60,000 which, together with unamortized balance of the prior amendment is being amortized using the straight line method through November 12, 2012.

The Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 2.02.	Results of Operations and Financial Condition.

On December 19, 2011, the Company issued a press release announcing its results of operations for the fiscal 2011 fourth quarter, a copy of which is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment, dated December 15, 2011, to Loan and Security Agreement, dated May 12, 2006, by and among the Company and its subsidiaries, Bank of America, N.A. and the lenders party thereto.
99.1	Press release dated December 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: December 20, 2011	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment, dated December 15, 2011, to Loan and Security Agreement, dated May 12, 2006, by and among the Company and its subsidiaries, Bank of America, N.A. and the lenders party thereto.
99.1	Press release dated December 19, 2011.